                           PLAN UNDER SECTION 18F-3(D)
                              AMENDED AND RESTATED
                               AS OF APRIL 6, 2010

Filed pursuant to Item 23(n) of Form N-1A

                                   SECTION I.
                       FOR THE FUNDS LISTED IN SCHEDULE I
                       (THOSE WITH CLASSES 1, 2, 3 AND 4)

SEPARATE ARRANGEMENTS

Each class of shares will represent interests in the same portfolio of investments of the Fund and be identical except those differences that relate to
(a) the impact of the disproportionate payments made under the Rule 12b-1 plan;
(b) the impact of the disproportionate payments made because of service fees;
(c) the differences in class expenses including transfer agent fees and any other expense determined by the board to be a class expense; and (d) the difference in voting rights on the 12b-1 plan, exchange privileges and class designations. The current classes of shares are as follows:

     Class 1 shares
     Class 2 shares
     Class 3 shares
     Class 4 shares

EXPENSE ALLOCATION PROCEDURES

Ameriprise Financial, Inc. (Ameriprise Financial), as the Fund's administrator, on a daily basis shall allocate the income, expenses, and realized and unrealized gains and losses of the Fund on the basis of the relative percentage of net assets of each class of shares, 12b-1 fees, transfer agent fees, and any other class specific fee, which shall be paid directly by the applicable class as follows:

12B-1 FEE:

Class 1   None
-------   ----
Class 2   25 basis points of average daily net assets
Class 3   12.5 basis points of average daily net assets
Class 4   25 basis points of average daily net assets

TRANSFER AGENCY SERVICES FEE:

For CLASS 1, CLASS 2, CLASS 3 AND CLASS 4, the fee is 6 basis points based on average daily net assets of the applicable class.

There is NO transfer agency services fee for the following funds and classes:

Variable Portfolio - Aggressive Portfolio                Class 2     Class 4
Variable Portfolio - Conservative Portfolio              Class 2     Class 4
Variable Portfolio - Moderate Portfolio                  Class 2     Class 4
Variable Portfolio - Moderately Aggressive Portfolio     Class 2     Class 4
Variable Portfolio - Moderately Conservative Portfolio   Class 2     Class 4

Should an expense of a class be waived or reimbursed, Ameriprise Financial first will determine that the waiver or reimbursement will not result in another class subsidizing the class, is fair and equitable to all classes and does not operate to the detriment of another class and then shall monitor the implementation and operation to assure the waiver or reimbursement operates consistent with the determination. The board shall monitor the actions of Ameriprise Financial.

SCHEDULE I

                        FUNDS WITH CLASSES 1, 2, 3 AND 4

                                                                             CLASSES
                                                              -------------------------------------
                           FUNDS                              CLASS 1   CLASS 2   CLASS 3   CLASS 4
                           -----                              -------   -------   -------   -------
RIVERSOURCE VARIABLE SERIES TRUST
Disciplined Asset Allocation Portfolios - Aggressive             --     Class 2*     --        --
Disciplined Asset Allocation Portfolios - Conservative           --     Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderate               --     Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderately
   Aggressive                                                    --     Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderately
   Conservative                                                  --     Class 2*     --        --
RiverSource Variable Portfolio - Balanced Fund                   --        --     Class 3      --
RiverSource Variable Portfolio - Cash Management Fund         Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Diversified Bond Fund        Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Diversified Equity Income
   Fund                                                       Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Dynamic Equity Fund          Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Global Bond Fund             Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Global Inflation
Protected Securities Fund                                     Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - High Yield Bond Fund         Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Income Opportunities Fund    Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Limited Duration Bond Fund   Class 1   Class 2      --        --
RiverSource Variable Portfolio - Mid Cap Growth Fund          Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Mid Cap Value Fund           Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - S&P 500 Index Fund             --         --     Class 3      --
RiverSource Variable Portfolio - Short Duration U.S.
   Government Fund                                            Class 1   Class 2   Class 3      --
RiverSource Variable Portfolio - Strategic Income Fund        Class 1   Class 2      --        --
Seligman Variable Portfolio - Growth Fund                     Class 1   Class 2   Class 3      --
Seligman Variable Portfolio - Large Cap Value Fund            Class 1   Class 2   Class 3      --
Seligman Variable Portfolio - Smaller Cap Value Fund          Class 1   Class 2   Class 3      --
Threadneedle Variable Portfolio - Emerging Markets Fund       Class 1   Class 2   Class 3      --
Threadneedle Variable Portfolio - International
   Opportunity Fund                                           Class 1   Class 2   Class 3      --
Variable Portfolio - Aggressive Portfolio                        --     Class 2      --     Class 4
Variable Portfolio - Conservative Portfolio                      --     Class 2      --     Class 4
Variable Portfolio - Moderate Portfolio                          --     Class 2      --     Class 4
Variable Portfolio - Moderately Aggressive Portfolio             --     Class 2      --     Class 4
Variable Portfolio - Moderately Conservative Portfolio           --     Class 2      --     Class 4
Variable Portfolio - AllianceBernstein International Value
   Fund                                                       Class 1   Class 2      --        --
Variable Portfolio - American Century Diversified Bond Fund   Class 1   Class 2      --        --
Variable Portfolio - American Century Growth Fund             Class 1   Class 2      --        --
Variable Portfolio - Columbia Wanger U.S. Equities Fund       Class 1   Class 2      --        --
Variable Portfolio - Columbia Wanger International
   Equities Fund                                              Class 1   Class 2      --        --
Variable Portfolio - Davis New York Venture Fund              Class 1   Class 2      --        --

                                                                             CLASSES
                                                              -------------------------------------
                           FUNDS                              CLASS 1   CLASS 2   CLASS 3   CLASS 4
                           -----                              -------   -------   -------   -------
Variable Portfolio - Eaton Vance Floating-Rate Income Fund    Class 1   Class 2      --        --
Variable Portfolio - Goldman Sachs Mid Cap Value Fund         Class 1   Class 2      --        --
Variable Portfolio - Invesco International Growth Fund        Class 1   Class 2      --        --
Variable Portfolio - J.P. Morgan Core Bond Fund               Class 1   Class 2      --        --
Variable Portfolio - Jennison Mid Cap Growth Fund             Class 1   Class 2      --        --
Variable Portfolio - MFS Value Fund                           Class 1   Class 2      --        --
Variable Portfolio - Marsico Growth Fund                      Class 1   Class 2      --        --
Variable Portfolio - Mondrian International Small Cap Fund    Class 1   Class 2      --        --
Variable Portfolio - Morgan Stanley Global Real Estate Fund   Class 1   Class 2      --        --
Variable Portfolio - NFJ Dividend Value Fund                  Class 1   Class 2      --        --
Variable Portfolio - Partners Small Cap Growth Fund           Class 1   Class 2      --        --
Variable Portfolio - Partners Small Cap Value Fund            Class 1   Class 2      --        --
Variable Portfolio - PIMCO Mortgage-Backed Securities Fund    Class 1   Class 2      --        --
Variable Portfolio - Pyramis International Equity Fund        Class 1   Class 2      --        --
Variable Portfolio - UBS Large Cap Growth Fund                Class 1   Class 2      --        --
Variable Portfolio - Wells Fargo Short Duration Government
   Fund                                                       Class 1   Class 2      --        --
SELIGMAN PORTFOLIOS, INC.
Seligman Capital Portfolio                                    Class 1   Class 2      --        --
Seligman Common Stock Portfolio                               Class 1      --        --        --
Seligman Communications and Information Portfolio             Class 1   Class 2      --        --
Seligman Global Technology Portfolio                          Class 1   Class 2      --        --
Seligman International Growth Portfolio                       Class 1      --        --        --
Seligman Investment Grade Fixed Income Portfolio              Class 1      --        --        --
Seligman Large-Cap Value Portfolio                            Class 1   Class 2      --        --
Seligman Smaller-Cap Value Portfolio                          Class 1   Class 2      --        --

* The single class of shares of Disciplined Asset Allocation Portfolios - Aggressive, Disciplined Asset Allocation Portfolios - Conservative, Disciplined Asset Allocation Portfolios - Moderate, Disciplined Asset Allocation Portfolios - Moderately Aggressive and Disciplined Asset Allocation Portfolios - Moderately Conservative for the purposes of this Agreement is referred to as Class 2 shares.